UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Definitive Proxy Statement
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ON TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a press release issued by ON Technology Corporation on December 11, 2003.

ON Technology Announces Date of Stockholder Meeting

WALTHAM, MA (December 11, 2003) ON Technology (Nasdaq:ONTC), a leading provider of enterprise infrastructure management solutions, today announced that it had established the date for the special meeting of stockholders to consider and vote upon the proposed acquisition of ON Technology by Symantec Corporation. The Special Meeting will be held on February 12, 2004 at 10:00 a.m. at the offices of Epstein Becker and Green P.C., 111 Huntington Street, Boston, Massachusetts 02199. All ON Technology common stockholders of record at the close of business on December 22, 2003 will be entitled to vote at the meeting. The transaction remains subject to various closing conditions, including the approval of ON Technology stockholders and certain regulatory approvals.

About ON Technology Corporation

ON Technology empowers IT organizations and service providers to manage the full lifecycle of their computing systems over large-scale corporate networks. Our solutions are used to rapidly and reliably deploy critical applications, operating systems, and content to desktops, mobile PCs, handhelds, servers, retail point-of-sale (POS) terminals and banking workstations. Our customers leverage our solutions to significantly reduce IT costs, improve availability and reliability of business-critical applications, and enhance both IT and end-user productivity. ON’s management solution has been chosen by more than 1,000 enterprises worldwide to manage in excess of 1.2 million networked computer systems. For more information visit ON Technology’s web site at www.on.com or call 800-767-6638.

Additional Information

ON Technology has filed a preliminary Proxy Statement concerning the transaction with the Securities and Exchanges Commission (“SEC”) and intends to file with the SEC and mail to all stockholders of record on December 22, 2003 a definitive Proxy Statement. ON Technology stockholders are urged to read the definitive Proxy Statement and any other relevant documents filed with the SEC when they become available, as they will contain important information. Investors can obtain free copies of the definitive Proxy Statement and other documents when they become available by contacting Investor Relations, ON Technology Corporation, 880 Winter Street, Waltham, Massachusetts 02451 (Telephone 781-487-3300). In addition, documents filed with the SEC by ON Technology will be available free of charge at the SEC web site (http://www.sec.gov).

Information regarding the identity of the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of stockholders of ON Technology in connection with the transaction and their interests in the solicitation, will be set forth in the definitive Proxy Statement that will be filed by ON Technology with the SEC.

Company Inquiries	Investor Inquiries
Steven R. Wasserman	Michael Mason
ON Technology	Allen & Caron Inc
781-487-3330	212-691-8087
swasserman@on.com	michaelm@allencaron.com

ON Technology is a registered trademark, and the ON logo is a trademark of ON Technology Corporation.

The statements in this press release that relate to ON Technology’s future plans, events and performance, including the proposed acquisition by Symantec Corporation, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are the successful completion of the proposed acquisition of ON Technology by Symantec Corporation, general economic conditions, including the current weakness in the global economy, demand for the Company’s products and services, performance of the Company’s direct and indirect distribution channels, competitive pressures, market acceptance of the Company’s new products and technologies, and the risk factors detailed from time to time in ON Technology’s periodic reports filed with the Securities and Exchange Commission, including without limitation the Company’s Quarterly Report on Form 10-Q for the third quarter of 2003 filed in November 2003. Actual results and performance may differ materially due to these and other factors. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. ON Technology undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release that may reflect events or circumstances occurring after the date of this press release.